EXHIBIT 99.2

SWIFT & COMPANY

NOTICE OF GUARANTEED DELIVERY

To Tender for Exchange
All Outstanding 12 1/2% Senior Subordinated Notes due 2010
in Exchange for 12 1/2% Senior Subordinated Notes due 2010
Pursuant to the Exchange Offer and Prospectus dated                             , 2003

        As set forth in the Prospectus, dated                     , 2003 (as the same may be amended or supplemented from time to time, the “Prospectus”) of Swift & Company (the “Company”) under the caption “Exchange Offer — Guaranteed Delivery Procedures” and in the Letter of Transmittal to Tender 12 1/2% Senior Subordinated Notes due 2010 of the Company, this form or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if: (i) certificates for outstanding 12 1/2% Senior Subordinated Notes due 2010 (the “Old Notes”) of the Company are not immediately available, (ii) time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date (as defined below), or (iii) the procedures for book-entry transfer cannot be completed on or prior to the Expiration Date. This form may be delivered by facsimile transmission, by registered or certified mail, by hand, or by overnight delivery service to the Exchange Agent. See “Exchange Offer — Procedures for Tendering” in the Prospectus.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                         , 2003 (THE “EXPIRATION DATE”), UNLESS THE EXCHANGE OFFER IS EXTENDED.

The Exchange Agent for the Exchange Offer is:

THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A.

By Hand, Certified Mail or Overnight Courier:

The Bank of New York
Trust Company of Florida, N.A.
600 Pearl Street, Suite 420
Dallas, Texas 75201
Attn: Patrick T. Giordano
Phone: (214) 880-8229
Fax: (214) 880-8241
By Facsimile: (214) 880-8241 Confirm Receipt of Facsimile by Telephone: (214) 880-8229

Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand, or by overnight delivery service.

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION HEREOF VIA FACSIMILE NUMBER OTHER THAN THE ONE SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

      This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “eligible institution‘ under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

      The undersigned hereby tenders to the Company, upon the terms and conditions set forth in the Prospectus and in the related Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures described in the Prospectus and in the Letter of Transmittal.

      The undersigned understands and acknowledges that the Exchange Offer will expire at 5:00 P.M., New York City time, on                     , 2003, unless extended.

      All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

Name(s) of Registered Holders(s):
(Please Print or Type)

Address:

(Include Zip Code)
Telephone Number:

(Include Area Code)

Certificate Nos. (if available)	Principal Amount of Outstanding Notes Tendered*

Signatures of Registered Holder(s) or Authorized Signatories:

(Authorized Signature)	(Authorized Signature)

(Print Name)	(Print Name)

(Title or Capacity, if applicable)	(Title or Capacity, if applicable)

Dated:

☐	The Depository Trust Company

(Check if Outstanding Notes will be tendered by book-entry transfer)

Account Number:

*Must be in integral multiples of $1,000 principal amount.

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED.

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GUARANTEE

(Not to be used for signature guarantees)

      The undersigned, a member firm of a registered national securities exchange or the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondence in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, hereby guarantees that the undersigned will deliver to the Exchange Agent, the certificates representing the Outstanding Notes into the Exchange Agent’s account at The Depository Trust Company, with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof or an agent’s message in lieu thereof) and any other required documents, all within five business days after the Expiration Date.

Name of Firm:

Address:

Area Code and Telephone No.:

Authorized Signature:

Name:

Title:

Dated:

NOTE:	DO NOT SEND CERTIFICATES OF OLD NOTES WITH THIS FORM. CERTIFICATES OF OLD NOTES SHOULD BE SENT ONLY WITH A LETTER OF TRANSMITTAL.

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